UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan (State or other jurisdiction of incorporation)	1-9804 (Commission File Number)	38-2766606 (IRS Employer Identification No.)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of PulteGroup, Inc. (the “Company”) granted performance-based compensation awards, in the form of performance share awards representing the right to receive shares of the Company's common stock (the “Shares”) upon satisfaction of certain performance-based milestones (as described below), to Robert T. O'Shaughnessy, Executive Vice President and Chief Financial Officer, and James R. Ellinghausen, Executive Vice President, Human Resources. The performance-based compensation award granted to each of Mr. O'Shaughnessy and Mr. Ellinghausen includes the right to receive 100,000 Shares.

The award grants were made under the Pulte Homes, Inc. 2004 Stock Incentive Plan and are subject to performance-based vesting provisions. Subject to the executive's continued employment with the Company through the date on which the Shares subject to the award are to be distributed, (i) 25% of the Shares will be payable upon the Company achieving target adjusted home sale gross margins in any given quarter in the performance period (as described below), (ii) 25% of the Shares will be payable upon the Company achieving additional target adjusted home sale gross margins in any given quarter in the performance period, (iii) 25% of the Shares will be payable upon the Company achieving target inventory turns in any given quarter in the performance period and (iv) 25% of the Shares will be payable upon the Company achieving additional target inventory turns in any given quarter in the performance period. Shares that are payable upon satisfaction of the applicable performance milestones will be distributed no later than the March 15 following the year in which the applicable performance period ends, except that Shares that are payable upon satisfaction of performance milestones during the first two years following the grant date will be distributed no later than March 15 of the year following the second anniversary of the grant date.

The award recipient is eligible to receive a pro-rated award determined based on actual performance and the number of days during which the award recipient was employed during the performance period for terminations of employment due to death or disability or the Company's involuntary termination of the award recipient's employment. In addition, upon a change in control, the award will be payable in full and will be distributed upon the earlier to occur of (i) the five-year anniversary of the grant date and (ii) the award recipient's termination due to death or disability or the Company's involuntary termination of the award recipient's employment.

The performance period with respect to each award commences on the grant date for each award and ends on the earlier to occur of (i) the last day of the quarter in which the applicable performance measure is satisfied and (ii) the five-year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	PULTEGROUP, INC.
	By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Senior Vice President, General Counsel and Secretary

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